Exhibit 10.1
Form 8-K, August 2002
Viral Genetics, Inc.
File No. 000-26875
                            Top Hat Investments Inc.
                                 347 Bay Street
                                   Suite 1002
                                Toronto, Ontario
                                     M5W 1G2

                            Telephone (416) 360-5398
                               Fax (416) 363-4188

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June 28, 2002

Haig Keledjian
Viral Genetics, Inc.
905 Mission Street
South Pasadena, CA  91030

                                RE: subscription

Dear Sir:

This letter shall confirm that the total amount of our subscription for shares of Viral Genetics, Inc. is USD$1,323,221.60, which is calculated as follows:

      Invoice                               $  593,946.67
      Promissory Note - direct to Top Hat   $  449,000.00
      Assigned related party notes payable  $  280,275.00
                                           ---------------
                                     TOTAL  $1,323,221.60
                                           ---------------

The subscription, attached hereto, is therefore for 1,654,027 Units of Viral Genetics, Inc. which Units are composed of 1,654,027 common shares and 827,013 warrants to purchase common shares.

Please have the shares certificate issued in the name of Top Hat Investments Inc. with the following mailing address:

      25 The Esplanade
      Station A, Box 636
      Toronto, Ontario M5W 1G2

Fedex the share certificates, a copy of the executed subscription and the warrant to:

      347 Bay Street
      Toronto, Ontario  M5H 2R7

Should you have any questions, please contact the undersigned.

Regards,

/s/ per Phillip W. Knight